Exhibit 99.1

For further information contact	April 23, 2004
Richard L. Park
Local Financial Corporation
405-841-2298

LOCAL FINANCIAL CORPORATION
REPORTS FIRST QUARTER 2004 RESULTS

Oklahoma City — Local Financial Corporation (NASDAQ:LFIN). Local Financial Corporation (the “Company”) today announced first quarter 2004 diluted earnings per share of $.41, up 7.9 percent from the first quarter of 2003. Diluted earnings per share includes the effect of the Company’s share repurchase program which resulted in 1.2 million fewer shares outstanding on average during the first quarter of 2004 compared to the first quarter of 2003. Net income for the quarter ended March 31, 2004 was $7.2 million, up slightly from the quarter ended March 31, 2003. Annualized return on average assets was 1.00 percent. Annualized return on average equity was 16.17 percent. “We are satisfied with our first quarter results,” stated Chairman and Chief Executive Officer Edward A. Townsend, “however, the low rate environment will likely continue to have an adverse impact on income over the next several quarters.” The proposed sale of Local Financial to International Bancshares Corporation announced in January 2004 is expected to close in the summer of 2004, subject to regulatory and shareholder approval.

The Company generated net interest income of $20.0 million during the first quarter of 2004, 10.5 percent lower than the results for the same period last year. Interest rate margin for the quarter declined to 2.96 percent from 3.34 percent for the same quarter last year.

During the quarter, the Company continued its emphasis on generating noninterest income and managing noninterest expense, which it considers to be key in maintaining profitability in this prolonged period of low interest rates. Noninterest income was up $1.3 million, or 16.1 percent for the quarter compared with the same quarter last year. Local Financial continued to attract commercial customers with leading-edge cash management services and marketing programs focused on increasing the number of consumer accounts and services. Noninterest expense declined 7.5 percent as compared to the prior year primarily due to a decline in compensation and employee benefits which was partially offset by an increase in professional fees. Professional fees for the three months ended March 31, 2004 increased $1.3 million and included $951,000 in legal and investment banker fees paid in relation to the pending merger.

At March 31, 2004, the Company’s level of nonperforming assets totaled $10.9 million. “Our ratio of nonperforming loans to total loans continues to compare favorably with our peers at .48 percent,” stated Chairman Townsend. The Company’s provision for loan losses increased slightly to $2.0 million during the first quarter of 2004 compared to $1.8 million during the first quarter of 2003 while net charge-offs were $418,000 versus $1.0 million last year.

Local Financial Corporation, with assets of $2.9 billion, is the parent company of Local Oklahoma Bank. It operates 52 branch offices providing personalized banking services to businesses and individuals in 33 communities in the state of Oklahoma, with major concentration in the metropolitan areas of Oklahoma City, Tulsa, and Lawton.

     To the extent that statements in this report relate to the plans, objectives or future performance of Local Financial Corporation, these statements are considered to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and the current economic environment. Actual events and results in future periods may differ materially from those currently expected due to various risks and uncertainties. Additional discussion of factors affecting Local Financial Corporation’s business and prospects is contained in its periodic filings with the Securities and Exchange Commission.

LOCAL FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,		Percent
	2004	2003	Change
Selected Financial Ratios:
Yield on earning assets	5.25%	6.00%	(12.5)%
Cost of funds	2.50	2.88	(13.2)
Interest rate spread	2.75	3.12	(11.9)
Net interest margin	2.96	3.34	(11.4)
Return on average assets	1.00	1.02	(2.0)
Return on average equity	16.17	16.80	(3.7)

	Three Months Ended
	March 31,		Percent
	2004	2003	Change
Statement of Operations Data:
Net interest income	$19,988	$22,341	(10.5)%
Provision for loan losses	(2,000)	(1,800)	11.1
Noninterest income	9,087	7,825	16.1
Noninterest expense	16,401	17,735	(7.5)
Net income	7,151	7,070	1.1

			Percent
	3/31/04	12/31/03	Change
Financial Condition Data:
Total assets	$2,858,648	$2,881,543	(0.8)%
Loans receivable, net	2,200,062	2,240,565	(1.8)
Securities available for sale	118,923	99,853	19.1
Securities held to maturity	264,526	277,571	(4.7)
Demand deposits and savings deposits	1,014,724	952,888	6.5
Total deposits	1,921,793	1,898,950	1.2
Advances from the Federal Home Loan Bank of Topeka	600,019	637,219	(5.8)
Senior Notes	21,295	21,295	—
Junior subordinated debentures	62,115	62,115	—
Stockholders’ equity	183,839	175,441	4.8
Allowance for loan losses	31,980	30,398	5.2

Regulatory Ratios — Holding
Company:
Core Capital (Tier 1) to Net Risk Weighted Assets	10.44%
Total Capital (Tier 1 & 2) to Net Risk Weighted Assets	11.70%
Leverage Ratio	7.86%

LOCAL FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(unaudited)

	Three Months Ended
	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03
Interest income:
Loans	$31,167	$32,943	$32,639	$32,979	$33,049
Securities available for sale and held to maturity	3,625	3,256	3,827	3,947	6,262
Federal Home Loan Bank of Topeka and Federal Reserve Bank stock	371	514	375	370	361
Other investments	108	156	87	17	22

Total interest income	35,271	36,869	36,928	37,313	39,694

Interest expense:
Deposit accounts	7,070	7,531	8,079	8,370	8,960
Advances from the Federal Home Loan Bank of Topeka	6,318	6,405	6,507	6,422	6,479
Securities sold under agreements to repurchase	104	108	65	76	107
Senior Notes	629	629	629	629	629
Junior subordinated debentures	1,162	—	—	—	—
Trust preferred securities	—	1,166	1,167	1,171	1,178

Total interest expense	15,283	15,839	16,447	16,668	17,353

Net interest income	19,988	21,030	20,481	20,645	22,341
Provision for loan losses	(2,000)	(1,500)	(1,500)	(1,800)	(1,800)

Net interest income after provision for loan losses	17,988	19,530	18,981	18,845	20,541

Noninterest income:
Deposit related income	5,985	5,833	5,984	6,182	5,476
Loan fees and loan service charges	654	668	548	609	653
Net gains on sale of assets	610	170	474	252	136
Other	1,838	1,674	1,780	1,775	1,560

Total noninterest income	9,087	8,345	8,786	8,818	7,825

Noninterest expense:
Compensation and employee benefits	8,135	11,647	12,077	9,847	10,566
Equipment and data processing	1,783	1,791	1,570	1,575	1,700
Occupancy	1,509	1,393	1,236	1,124	1,338
Advertising	105	228	178	152	127
Professional fees	1,531	481	441	415	263
Other	3,338	4,314	2,525	3,818	3,741

Total noninterest expense	16,401	19,854	18,027	16,931	17,735

Income before provision for income taxes	10,674	8,021	9,740	10,732	10,631

Provision for income taxes	3,523	1,037	2,790	3,641	3,561

Net income	$7,151	$6,984	$6,950	$7,091	$7,070

Earnings per share:
Net income:
Basic	$0.43	$0.42	$0.41	$0.41	$0.40

Diluted	$0.41	$0.40	$0.40	$0.40	$0.38

Average shares outstanding:
Basic	16,573,705	16,529,977	16,755,495	17,143,219	17,797,691

Diluted	17,497,261	17,400,232	17,447,092	17,724,125	18,408,968

LOCAL FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except share data)

	3/31/04	12/31/03	% Change
	(unaudited)
ASSETS
Cash and due from banks	$49,716	$58,746	(15.4)
Interest bearing deposits with other banks	47,200	24,400	93.4
Securities available for sale	118,923	99,853	19.1
Securities held to maturity	264,526	277,571	(4.7)
Loans receivable, net of allowance for loan losses of $31,980 at March 31, 2004 and $30,398 at December 31, 2003	2,200,062	2,240,565	(1.8)
Federal Home Loan Bank of Topeka and Federal Reserve Bank stock, at cost	40,126	39,813	0.8
Premises and equipment, net	43,636	43,625	—
Assets acquired through foreclosure and repossession, net	195	893	(78.2)
Intangible assets, net	19,303	19,374	(0.4)
Current and deferred taxes, net	60	3,458	(98.3)
Other assets	74,901	73,245	2.3

Total assets	$2,858,648	$2,881,543	(0.8)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand	$910,022	$852,464	6.8
Savings	104,702	100,424	4.3
Time	907,069	946,062	(4.1)

Total deposits	1,921,793	1,898,950	1.2

Advances from the Federal Home Loan Bank of Topeka	600,019	637,219	(5.8)
Securities sold under agreements to repurchase	53,646	66,367	(19.2)
Senior Notes	21,295	21,295	—
Other liabilities	15,941	20,156	(20.9)
Junior subordinated debentures	62,115	62,115	—

Total liabilities	2,674,809	2,706,102	(1.2)

Stockholders’ equity:
Common stock, $0.01 par value, 25,000,000 shares authorized; 21,070,817 shares issued and 16,613,073 shares outstanding at March 31, 2004 and 20,994,517 shares issued and 16,536,773 shares outstanding at December 31, 2003	211	210	0.5
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none outstanding	—	—	—
Additional paid-in capital	211,096	210,083	0.5
Retained earnings	186,741	179,590	4.0
Treasury stock, 4,457,744 shares at March 31, 2004 and at December 31, 2003, at cost	(214,811)	(214,811)	—
Accumulated other comprehensive income, net of tax	602	369	63.1

Total stockholders’ equity	183,839	175,441	4.8

Total liabilities and stockholders’ equity	$2,858,648	$2,881,543	(0.8)

LOCAL FINANCIAL CORPORATION AND SUBSIDIARIES
NONPERFORMING ASSETS
(Dollars in thousands)
(unaudited)

	3/31/04	12/31/03	Net Change	3/31/03	Net Change
Non-accruing loans:
Commercial	$7,957	$6,273	$1,684	$7,317	$640
Residential/Consumer	2,725	3,187	(462)	2,132	593

Total	10,682	9,460	1,222	9,449	1,233

Accruing loans 90 days or more delinquent:
Commercial	—	308	(308)	—	—
Residential/Consumer	—	—	—	—	—

Total	—	308	(308)	—	—

Foreclosed Assets:
Commercial	70	470	(400)	612	(542)
Residential/Consumer	125	423	(298)	1,446	(1,321)

Total	195	893	(698)	2,058	(1,863)

Total nonperforming assets	$10,877	$10,661	$216	$11,507	$(630)

Total nonperforming assets as a percentage of total assets	0.38%	0.37%		0.40%

Total nonperforming loans as a percentage of total allowance	33.40%	32.13%		31.17%

Total nonperforming assets as a percentage of total loans	0.49%	0.47%		0.53%

Total nonperforming loans as a percentage of total loans	0.48%	0.43%		0.44%

Total nonperforming loans as a percentage of total capital	5.81%	5.57%		5.56%

LOCAL FINANCIAL CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2004	2003
Beginning balance	$30,398	$29,532

Provision	2,000	1,800

Charge-Offs:
Commercial	(1,057)	(724)
Consumer	(99)	(271)
Residential	(38)	(86)

Total charge-offs	(1,194)	(1,081)

Recoveries	776	65

Net losses	(418)	(1,016)

Ending balance	$31,980	$30,316

Net losses to average loans (annualized)	0.07%	0.19%